UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2006

CapitalSouth Bancorp
(Exact name of registrant as specified in its charter)

Delaware	000-51660	63-1026645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2340 Woodcrest Place Suite 200	35209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 205-870-1939

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 18, 2006, CapitalSouth Bancorp issued a press release announcing the declaration of a quarterly cash dividend on its common stock of $0.06 per share to shareholders of record as of December 29, 2006. The press release is attached hereto as Exhibit 99.1 to this Form 8-K and is furnished to, but not filed with, the Commission.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release issued by CapitalSouth Bancorp on December 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CapitalSouth Bancorp

Date: December 18, 2006	By:	/s/ Carol Marsh
Carol Marsh
Chief Financial Officer